UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2011

AMERICAN RENAL HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-170376	04-3477845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Cherry Hill Drive

Beverly, Massachusetts 01915

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (978) 922-3080

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2011, the Board of Directors of American Renal Holdings Inc., a Delaware corporation (the “Company”), approved the appointment of John J. McDonough as the Company’s Chief Operating Officer and the appointment of Jon Wilcox as the Company’s Chief Financial Officer.

Mr. McDonough, who is 47 years old, previously served as the Company’s Executive Vice President and Chief Financial Officer since 2003 and will continue to serve as the Company’s Treasurer, an office he has held since 2003. Mr. McDonough has more than 20 years of experience in accounting and finance. From 1998 to 2001, Mr. McDonough served as Vice President and Chief Accounting Officer at DaVita Inc., a Fortune 500 company providing kidney care in the U.S. Prior to joining the Company, from 1995 to 1997, Mr. McDonough served as Chief Financial Officer at Palatin Technologies, Inc., a biopharmaceutical company. From 1990 to 1995, Mr. McDonough served as Chief Financial Officer at MedChem Products Inc., a specialty medical products company. From 1986 to 1990, Mr. McDonough served as Audit Manager and held other positions at KPMG Peat Marwick. Mr. McDonough holds a B.S. degree in Accounting from Bentley College and a M.B.A. from the Harvard University Graduate School of Business Administration.

Information in respect of Mr. McDonough’s compensation was previously reported by the Company in its Annual Report on Form 10-K for the year ended December 31, 2010, and such information is incorporated by reference in this Item 5.02. On April 21, 2011, Mr. McDonough entered into an amendment to his employment agreement with the Company solely to change his title from Chief Financial Officer to Chief Operating Officer.

Jon Wilcox, who is 37 years old, previously served as Vice President of Finance of the Company’s wholly-owned subsidiary, American Renal Associates since July 2009. Mr. Wilcox is a CPA with more than 15 years of experience in accounting and finance. From July 2008 until July 2009, Mr. Wilcox was Vice President of Finance at Vlingo, a speech recognition software company, where he was responsible for all aspects of finance and administration, and, from July 2005 until July 2008, Mr. Wilcox was Executive Director of Finance at Cynosure, a medical device manufacturer, where he was primarily responsible for all worldwide financial activities. Mr. Wilcox has additionally served as Director of Finance at Forrester Research, a public research company, and as an audit manager at Arthur Andersen in its Boston office. Mr. Wilcox received his B.S. degree in Government and History from Centre College in 1995 and his Master of Public Accountancy and M.B.A from Northeastern University in 1996.

Mr. Wilcox is entitled to annual compensation of $256,000 and may participate in the Company’s benefit plans that are generally available to all of the Company’s employees.

Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between either Mr. McDonough or Mr. Wilcox and any other person pursuant to which either Mr. McDonough or Mr. Wilcox was selected as an officer of the Company.

Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which either Mr. McDonough or Mr. Wilcox had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL HOLDINGS INC.

Date: April 22, 2011	By:	/s/ Michael R. Costa
Michael R. Costa
Vice President, General Counsel and Secretary